Registration No. ____________




                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                                 FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933


                              MEDPLUS, INC.
             (Exact name of issuer as specified in its Charter)

     Ohio                                48-1094982
(State of Incorporation)      (I.R.S. Employer Identification No.)

8805 Governor's Hill Drive, Cincinnati, Ohio           45249
(Address of Principal Executive Offices)            (Zip Code)



                              MEDPLUS, INC.
                  1994 LONG-TERM STOCK INCENTIVE PLAN
                             (As Amended)

                                 and

                              MEDPLUS, INC.
                    EMPLOYEE STOCK PURCHASE PLAN

                     (Full Title of the Plans)



                          Daniel A. Silber
                     Chief Financial Officer
                           MedPlus, Inc.
                   8805 Governor's Hill Drive
                   Cincinnati, Ohio  45249
                          (513) 583-0500
   (Name, address, including zip code, and telephone number, including area code, of agent for service)


                              Copy To:

                  Charles F. Hertlein, Jr., Esq.
                        Dinsmore & Shohl
                       1900 Chemed Center
                      255 East Fifth Street
                     Cincinnati, Ohio  45202


CALCULATION OF REGISTRATION FEE

Title of     Amount       Proposed Maximum  Proposed   Amount
Securities   to be        Offering          Maximum    of Regis-
to Be        Registered   Price             Offering   tration
Registered                Per Share         Price      Fee

Common
Stock,
no par value 1,350,000                     *$2.00      $818.18

Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration Statement

* Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of MedPlus, Inc. on the Nasdaq National Market December 28, 1998, a date within 5 days of the date on which this Registration Statement is filed.

                           PART I

      INFORMATION REQUESTED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in a single document, entitled "Prospectus," which constitutes a part of the Section 10(a) Prospectus to which this Registration
Statement relates but which is not filed herewith in accordance with the instructions to Form S-8.

Item 1. Plan Information. The registrant shall deliver or cause to be delivered to each participant material information regarding each of the plans described herein and its operations that will enable participants to make an informed decision regarding investment in the plan.

Item 2. Registrant Information and Employee Plan Annual Information. The registrant shall provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement, stating that these documents are incorporated by reference into the Section 10(a) prospectus. Requests for such information shall be made to the Registrant's General Counsel, c/o MedPlus, Inc., 8805 Governor's Hill Drive, Ste. 100, Cincinnati, OH 45249, telephone (513) 583-0500.

                           PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

MedPlus, Inc. (the "Registrant") hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1998.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since January 31, 1998.

(c) The description of the Registrant's Common Stock contained in the Registration Statement on Form SB-2 filed pursuant to
Section 12(g) of the Securities Exchange Act of 1934, which
Registration Statement became effective on May 24, 1994.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Dinsmore & Shohl, Cincinnati, Ohio which has performed and continues to perform legal services for the Registrant.

The consolidated financial statements of the Registrant at January 31, 1998 and 1997 and December 31, 1996, and the related periods including the twelve month periods ended January 31, 1998, December 31, 1996 and December 31, 1995 and the one month period ended January 31, 1997, incorporated by reference, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon, incorporated by reference, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

The Registrant's Code of Regulations provides that the Registrant shall indemnify each director and each officer of the Registrant, and each person employed by the Registrant who serves at the written request of the Chairman of the Board of the Registrant as a director, trustee, or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the full extent permitted by Ohio law. The Code of Regulations also provides that the Registrant may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in an action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney's fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others, prior to the final outcome of a matter provided the person seeking such advances undertakes to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless disregard for the best interest of the corporation).

In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

 Exhibit No.                      Description

   5, 23(a) Consent and Opinion of Dinsmore & Shohl as to the legality of the securities being registered.

   4(a)(i)       MedPlus, Inc. 1994 Long-Term Stock Incentive
                 Plan, as amended

   4(a)(ii)      MedPlus, Inc. 1998 Employee Stock Purchase Plan

    23(a) Consent of KPMG Peat Marwick, independent certified public accountants

     24          Power of Attorney*
_________________________

* Contained herein on the signature page

Item 9. Undertakings.

A.  The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


1994 Long-Term Stock Incentive Plan
1998 Employee Stock Purchase Plan



          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on December 30, 1998.

MEDPLUS, INC.



By: /s/ Richard A. Mahoney
        Richard A. Mahoney
        President and Chief Executive Officer



          POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Mahoney, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



  Signature                         Title               Date


/s/ Richard A. Mahoney        Chairman of the Board,    12/30/98
Richard A. Mahoney            Chief Executive Officer
                              and President (Principal
                              Executive Officer)


/s/ Daniel A. Silber          Vice President of Finance 12/30/98
Daniel A. Silber              and Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Robert E. Kenny III      Secretary and Director     12/30/98
    Robert E. Kenny III

/s/ Paul J. Stein            Director                   12/30/98
    Paul J. Stein


/s/ Paul A. Martin           Director                   12/30/98
    Paul A. Martin

/s/ Philip S. Present II     Director                   12/30/98
    Philip S. Present II

/s/ Martin Neads             Director                   12/30/98
    Martin Neads




          INDEX TO EXHIBITS


Exhibit No.                      Description

   5, 23(a) Consent and Opinion of Dinsmore & Shohl as to the legality of the securities being registered.

   4(a)(i)       MedPlus, Inc. 1994 Long-Term Stock Incentive
                 Plan, as amended

   4(a)(ii)      MedPlus, Inc. 1998 Employee Stock Purchase Plan

    23(a) Consent of KPMG Peat Marwick, independent certified public accountants

     24          Power of Attorney*
_________________________

* Contained herein on the signature page.

6